UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2006

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

(207) 556-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications purusant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material purusant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications purusant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications purusant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On December 15, 2006, IDEXX Laboratories, Inc. and its subsidiary IDEXX Sciences, Inc. (together, the “Company” or “IDEXX”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Osmetech plc, Osmetech Technology Inc., Osmetech Inc. and Osmetech GmbH (collectively, “Osmetech”) pursuant to which IDEXX will acquire Osmetech’s Critical Care Division, which develops, manufactures and sells electrolyte and blood gas analyzers and related consumable products (the “Acquisition”). The Acquisition is structured as a purchase of assets for an aggregate purchase price of $44.9 million in cash and the assumption of certain liabilities by IDEXX. The purchase price is subject to a post-closing adjustment based on the Critical Care Division’s net asset value as of the closing date of the Acquisition.

        IDEXX has made customary representations and warranties and covenants in the Purchase and Sale Agreement, which also contains mutual indemnification obligations. The closing of the Acquisition is contingent upon approval by the shareholders of Osmetech plc and is subject to applicable foreign regulatory filing requirements and approvals and the satisfaction of other customary closing conditions. The Acquisition is expected to close on or around January 31, 2007.

        The foregoing description of the terms and conditions of the Purchase and Sale Agreement and the Acquisition is not complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase and Sale Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about IDEXX or Osmetech. Such information regarding IDEXX can be found in the other public filings IDEXX makes with the U.S. Securities and Exchange Commission (the “SEC”), which are available without charge through the web site maintained by the SEC at www.sec.gov.

        Apart from the Acquisition, IDEXX currently purchases all of its VetStat® electrolyte and blood gas analyzers and consumables from Osmetech Inc., a wholly owned subsidiary of Osmetech plc, and has also engaged Osmetech Inc. for the development and supply of next-generation analyzer and consumables technologies.

Cautionary Note Regarding Forward-Looking Statements.

        Statements in this document regarding the Acquisition, the expected effects, timing and completion of the proposed transaction and any other statements about IDEXX’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to satisfy conditions to the closing of the proposed transaction such as approval of the shareholders of Osmetech plc, the ability to recognize the anticipated benefits of the transaction, intense competition in IDEXX’s industry, changes in government regulation, failure to successfully integrate the assets, operations and employees of the acquired business and other factors described in IDEXX’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent IDEXX’s estimates only as of today and should not be relied upon as representing IDEXX’s estimates as of any subsequent date. IDEXX disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 9.01    Financial Statement and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2006	IDEXX LABORATORIES, INC.

By: /s/ Conan R. Deady
Conan R. Deady Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

2.1	Purchase and Sale Agreement among Osmetech plc, Osmetech Inc., Osmetech Technology Inc. and Osmetech GmbH and IDEXX Sciences, Inc. and IDEXX Laboratories, Inc. dated as of December 15, 2006(1)

(1)	The schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the SEC upon request.